                                  EXHIBIT 4.1

                           ARTICLES OF INCORPORATION

                                       OF

                            THE EXPLORATION COMPANY


         The undersigned natural person, being more than eighteen years of age, hereby establishes a corporation pursuant to the statutes of Colorado and adopts the following articles of incorporation:

         FIRST:  The name of the corporation is The Exploration Company.

         SECOND: The corporation shall have perpetual existence.

         THIRD: (a) The purpose for which the corporation is organized shall be the transaction of any and all lawful business for which corporations may be incorporated under the laws of Colorado.

                 (b) The corporation shall have and may exercise all of the rights, powers and privileges now or hereafter conferred upon corporations organized under the laws of Colorado and may do everything necessary, suitable or proper for the accomplishment of any of its corporate purposes.

         FOURTH: (a) The aggregate number of shares which the corporation shall have authority to issue is 20,000,000 shares of common stock, each having a par value of $.01.

                 (b) Each shareholder of record shall have one vote for each share of stock standing in his name on the books of the corporation and entitled to vote, except that in the election of directors he shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting shall not be allowed in the election of directors or for any other purpose.

                 (c) At all meetings of shareholders, one-third of the shares entitled to vote at such meeting represented in person or by proxy, shall constitute a quorum, and at any meeting at which a quorum is present the affirmative vote of a majority of the shares represented at such meeting and entitled to vote on the subject matter shall be the act of the shareholders; except that the following actions shall require the affirmative vote or concurrence of a majority of all of the outstanding shares of the corporation entitled to vote thereon: (1) adopting an amendment or amendments to these articles of incorporation, (2) lending money to, guaranteeing the obligations of or otherwise assisting any of the directors of the corporation, (3) authorizing the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the corporation, with or without its goodwill, not in the usual and regular course of business, (4) approving a plan of merger or consolidation, (5) adopting a resolution submitted by the board of directors to dissolve the corporation, and (6) adopting a resolution submitted by the board of directors to revoke voluntary dissolution proceedings.

                 (d) No shareholder of the corporation shall have any pre-emptive or similar right to acquire or subscribe for any additional unissued or treasury shares of stock, or other securities of any class, or rights, warrants or options to purchase stock or scrip, or securities of any kind convertible into stock or carrying stock purchase warrants or privileges.

                 (e) The board of directors may from time to time distribute to the shareholders in partial liquidation, out of either stated capital or capital surplus of the corporation, a portion of its assets, in cash or property, subject to the limitations contained in the statutes of Colorado.

         FIFTH: The corporation shall have the right to indemnify any person to the fullest extent allowed by the laws of Colorado, except as limited by the bylaws of the corporation from time to time in effect.

         SIXTH: Three directors shall constitute the initial board and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and have qualified are


         Edward A. Kearney                          5777 South Shasta Circle
                                                    Littleton, Colorado 80123

         Jerry D. Armstrong                         Suite 3300
                                                    555-17th Street
                                                    Denver, Colorado 80202

         H. K. Keesee                               Suite 400
                                                    5407 North Interstate 35
                                                    Austin, Texas 78723

         SEVENTH: The address of the initial registered office of the corporation is Suite 2010, Energy Center One, 717-17th Street, Denver, Colorado 80202. The name of its initial registered agent at such address is Edward A. Kearney.

         EIGHTH: The name and address of the incorporator is

                 Nancy Andreas
                 1700 Broadway, Suite 1800
                 Denver, Colorado  80290


Dated: May 14, 1979                                /s/ Nancy Andreas
                                                   ----------------------




                                VERIFICATION


STATE OF COLORADO                 )
                                  )
CITY AND COUNTY OF DENVER         )


         I, Mary Kay Rohrer, a notary public, hereby certify that on the 14th day of May, 1979, personally appeared before me NANCY ANDREAS, who being by me first duly sworn declared that she was the person who signed the foregoing document as incorporator and that the statements therein contained are true.


                                                  /s/ Mary Kay Rohrer
                                                  -------------------
                                                  Notary Public


My commission expires:  12/9/81

                                    MAIL TO:
                          COLORADO SECRETARY OF STATE
                              CORPORATIONS OFFICE
                          1575 SHERMAN ST., 2ND FLOOR
                             DENVER, COLORADO 80203
                                 (303) 866-2361

                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION

         Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST:  The name of the corporation is (NOTE 3) THE EXPLORATION
COMPANY.

         SECOND: The following amendment was adopted by the shareholders of the corporation on July 8, 1983, in the manner prescribed by the Colorado Corporation Code:

                  Paragraph (a) of Article FOURTH of the Articles of Incorporation is amended to read as follows:

         FOURTH: (a) The aggregate number of shares which the corporation shall have the authority to issue is 50,000,000 shares of common stock, each having a par value of $.01.

         THIRD:   The number of shares of the corporation outstanding at the time of such adoption was 6,353,650, and the number of shares entitled to vote thereon was 6,350,650.

         FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

                 CLASS    (NOTE 1)                  NUMBER OF SHARES

         FIFTH:   The number of shares voted for such amendment was 3,415,224;
and the number of shares voted against such amendment was 84,293.

         SIXTH:   The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was:

                 CLASS    (NOTE 1)                   NUMBER OF SHARES VOTED
                          NONE                       FOR          AGAINST

         SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

                          (NOTE 2)
                          No change

         EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:

                          (NOTE 2)
                          No change


                                  The Exploration Company
                                                          (Note 3)

                                  By  /s/
                                     ---------------------
                                     Its President
                                                          (Note 4)

                                  and  /s/
                                      --------------------
                                      Its Secretary

         Subscribed and sworn to before me this 27th day of July, 1984. My commission expires 12/19/87.

                                   /s/ Wanda England
                                  ---------------------------------
                                  Notary Public

                                    1700 Broadway, Denver, CO 80290
                                  ---------------------------------
                                  Address




NOTES:           1.  If inapplicable, insert "NONE."

                 2.  If inapplicable, insert "NO CHANGE."

                 3. Exact corporate name of corporation adopting the Articles of Amendment. (If this is a change of name amendment, the name before the amendment is filed.)

                 4. Signatures and titles of officers signing for the corporation.

                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                            THE EXPLORATION COMPANY

         Pursuant to the provisions of the Colorado Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST:  The name of the corporation is THE EXPLORATION COMPANY.

         SECOND: The following amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on April 2, 1985, in the manner prescribed by the Colorado Corporation Act:

                               (INSERT AMENDMENT)

                 Paragraph (a) of Article FOURTH of the Articles of Incorporation is amended to read as follows:

                         FOURTH:  (a) The aggregate number of shares
                 which the corporation shall have authority to issue is 200,000,000 shares of common stock, each having a par value of $.01.

         THIRD: The number of shares of the corporation outstanding at the time of such adoption was 48,366,443; and the number of shares entitled to vote thereon was 48,366,443.

         FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as class were as follows:


                                                       Number of
                 Class                                  Shares
                 -----                                 ---------
                                    (Note 1)
                                                            NONE


         FIFTH: The number of shares voted for such amendment was 43,699,662; and the number of shares voted against such amendment was 104,735.

         SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was:

                 Class                             Number of Shares Voted
                 -----                             ----------------------
                             (Note 1)              For        Against
                                                   ---        -------

                                                   NONE

         SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: (Note 2)

                                   NO CHANGE

         EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows: (Note 2)


                                  NO CHANGE
Dated April 2, 1985
                                 THE EXPLORATION COMPANY      (Note 3)

                                 By /s/ James E. Sigmon
                                   ------------------------
                                     Its President            (Note 4)

                                          JAMES E. SIGMON


                                 and /s/ Barry Bailey
                                    -----------------------
                                     Its Secretary            (Note 4)

                                     BARRY BAILEY

STATE OF TEXAS           )
                         )
COUNTY OF BEXAR          )


         Before me, Rebecca M. Lee, a Notary Public in and for the said County and State, personally appeared James E. Sigmon who acknowledged before me that he is the President of The Exploration Company, a Colorado corporation and that he signed the foregoing Articles of Amendment as his free and voluntary act and deed for the uses and purposes therein set forth.

         In witness whereof I have hereunto set my hand and seal this 2nd day of April, A.D. 1985.

         My Commission expires July 8, 1985


                                                     /s/ Rebecca M. Lee
                                                     ----------------------
                                                     Notary Public


Notes:   1.  If inapplicable, insert "None."

         2.  If inapplicable, insert "No change."

         3. Exact corporate name of corporation adopting the Articles of Amendment.

         4.  Signatures and titles of officers signing for the corporation.

                                    MAIL TO:
                          COLORADO SECRETARY OF STATE
                              CORPORATIONS OFFICE
                            1560 BROADWAY, SUITE 200
                             DENVER, COLORADO 80202
                                 (303) 894-2251


                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION


         Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendments to its Articles of Incorporation:

         FIRST:  The name of the corporation is (note 1) THE EXPLORATION
COMPANY.

         SECOND: The following amendment to the Articles of Incorporation was adopted on April 6, 1990, as prescribed by the Colorado Corporation Code, in the manner marked X below:

                 Such amendment was adopted by the board of directors where no
         -----   shares have been issued.

           X     Such amendment was adopted by a vote of the shareholders.  The
         -----   number of shares voted for the amendment was sufficient for approval.

         Article FIFTH of the Article of Incorporation is amended to read as follows:

         The Corporation shall have the right to indemnify any person to the fullest extent allowed by the laws of Colorado, except as limited by the bylaws of the corporation from time to time in effect.

         The personal liability of each director of the Company shall be eliminated and limited to the full extent permitted by the laws of the State of Colorado including without limitation as permitted by the provisions of Section 7-3-10(1)(u) of the Colorado Corporation Code (Title 7 of the Colorado Revised Statutes) and any successor provision, as amended.

         THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

                                   No Change

         FOURTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:

                                   No Change



                                        THE EXPLORATION COMPANY (Note 1)


                                        By /s/ James E. Sigmon
                                          -----------------------
                                                 Its President

                                        and /s/ Barry D. Bailey
                                           ----------------------
                                             Its Secretary        (Note 2)

                                           /s/ James E. Sigmon
                                           ----------------------
                                                 Its Director     (Note 3)




NOTES:           1.       Exact corporate name of corporation adopting the
                          Articles of Amendments. (If this is a change of name amendment the name before this amendment is filed)

                 2. Signatures and titles of officers signing for the corporation.

                 3. Where no shares have been issued, signature of a director.